Exhibit 10(g)


                     THE QUAKER OATS COMPANY
                        STOCK OPTION PLAN
                      FOR OUTSIDE DIRECTORS

                            ARTICLE I
                        NAME AND PURPOSE

     1.1   Name.  The Quaker Oats Company Stock Option  Plan  for
Outside Directors is established by The Quaker Oats Company.

     1.2 Purpose. The Company has established the Plan to promote the interests of the Company and its shareholders by providing nonemployee members of the Board of Directors with additional incentive and the opportunity, through stock ownership, to increase their proprietary and personal interest in its continued success and progress through stock ownership.

                           ARTICLE II
                           DEFINITIONS

     2.1 General Definitions. The following words and phrases, when used herein, unless the context clearly indicates otherwise, shall have the following meanings:

          (a)  Agreement.  The document which evidences the grant
     of   any   Option  hereunder  and  sets  forth  the   terms,
     conditions, provisions and restrictions of such Option.

          (b)  Board.  The Board of Directors of the Company.

          (c)    Change  in  Control.   Occurrence  upon   events
     describe in Section 6.2.

          (d)   Code.   The  Internal Revenue Code  of  1986,  as
     amended, and including the regulations promulgated pursuant thereto.

          (e)   Common  Stock.   The Company's  $5.00  par  value
     common stock.

          (f)  Company.  The Quaker Oats Company.

          (g) Director. A member of the Board who is not an Employee.

          (h)  Effective Date.  January 1, 1999.

          (i) Employee. Any person employed by the Company or its controlled group of businesses.

          (j)   Exchange  Act.  The Securities  Exchange  Act  of
     1934, as amended.

          (k) Fair Market Value. The average of the high and low sales price of shares on the New York Stock Exchange (composite transactions) on a given date, or, in the absence of sales on a given date, the closing price on the New York Stock Exchange on the last previous day on which a sale occurred prior to such date.

          (l)     Immediate   Family.    The   Participant,   the
     Participant's   spouse,  parents,  children,   stepchildren,
     sisters, brothers and grandchildren, including adoptive relationships.

          (m)   ISO.   An  Option that meets the requirements  of
     Section 422 of the Code.

          (n)  NSO.  An Option that does not qualify as an ISO.

          (o)   Option.   An  option to purchase  Shares  granted
     under ARTICLE IX of the Plan.

          (p) Participant. A Director who is granted an Option under the Plan.

          (q) Plan. The Quaker Oats Company Stock Option Plan for Outside Directors, and all amendments and supplements thereto.

          (r)  Share.  A share of Common Stock.

          (s) Trading Day. A day on which Shares are traded on the New York Stock Exchange.

     2.2    Other   Definitions.   In  addition  to   the   above
definitions, certain words and phrases used in the Plan and any Agreement may be defined elsewhere in the Plan or in such Agreement.

                           ARTICLE III
                     SHARES AND COMMON STOCK

     3.1   Shares  Available  Under Plan.   Shares  delivered  to
Participants  under  the  Plan may  be  authorized  but  unissued
Shares, Shares held in the treasury, or both.

     3.2 Adjustments. In the event of any change in the Common Stock through stock dividends, splits, spin-offs, recapitalizations, reclassifications, or otherwise, or in the event that any other stock shall be substituted for the Common Stock as the result of any merger, consolidation, or reorganization, then the Board shall make appropriate adjustment or substitution in the number, kind, and price of shares subject to outstanding Options.

                           ARTICLE IV
                         ADMINISTRATION

     4.1   Authority  and  Administration.   The  Plan  shall  be
administered by the Board and, subject to the terms of the Plan, the Board shall have complete authority to:

          (a) determine the terms, conditions and provisions of, and restrictions relating to, each option granted;

          (b)    interpret  and  construe  the   Plan   and   all
     Agreements;

          (c) prescribe, amend and rescind rules and regulations relating to the Plan;

          (d)  determine the content and form of all Agreements;

          (e)  determine all questions relating to Options;

          (f) maintain accounts, records and ledgers relating to Options;

          (g) maintain records concerning its decisions and proceedings;

          (h) employ agents, attorneys, accountants or other persons for such purposes as the Board considers necessary or desirable;

          (i)  take, at any time, any action permitted by Section
     6.1, irrespective of whether any Change in Control has occurred or is imminent; and

          (j) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

     4.2 Determinations. All determinations of the Board shall be final.

     4.3 Delegation. The Board may delegate all or any part of its authority under the Plan to any Employee, Employees or committee.

                            ARTICLE V
                    TERMINATION AND AMENDMENT

     5.1 General. The Plan shall commence as of the Effective Date and may be terminated or amended at any time by the Board. Subject to the provisions of Section 5.2, the termination or amendment of the Plan shall not adversely affect a Participant's right to any Option granted prior to such termination or amendment.

     5.2 Board's Right. Except as hereinafter provided, any Option granted may be converted, modified, forfeited, surrendered, replaced or canceled, in whole or in part, by the Board if and to the extent permitted in the Plan or applicable
Agreement or with the consent of the Participant to whom such Option was granted. The Board may not cancel or permit the surrender of Options and reissue new Options, or reprice Options, at a lower purchase price.

                           ARTICLE VI
                        CHANGE IN CONTROL

    6.1 Option Cancellation and Payment. Upon the occurrence of a Change in Control, Options outstanding on the date on which the Change in Control occurs shall be canceled, and an immediate lump sum cash payment shall be paid to the Participant equal to the product of (1) the amount by which the higher of (i) the closing price of the Common Stock as reported on the New York Stock Exchange Composite Index on or nearest the date of payment (or, if not listed on such exchange, on a nationally recognized exchange or quotation system on which trading volume in the Common Stock is highest), or (ii) the highest per Share price for the Common Stock actually paid in connection with the Change in Control, exceeds the per Share Option price of each such Option held (whether or not then fully exercisable), times (2) the number of Shares covered by each such Option.

     6.2 Change in Control. A Change in Control shall be deemed to have occurred if:

          (a) any "Person," which shall mean a "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

          (b) during any period of 24 consecutive months (not including any period prior to the Effective Date), individuals, who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c)(2) or (d) of this Section) whose election by the Board, or whose nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of the period cease for any reason to constitute at least a majority thereof;

          (c) the shareholders of the Company approve (1) a plan of complete liquidation of the Company or (2) the sale or disposition by the Company of all or substantially all of the Company's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation in subparagraphs (d) (1) or (d) (2); or

          (d) the shareholders of the Company approve a merger or consolidation of the Company with any other company other than:

               (1) such a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the Company's or such surviving entity's outstanding voting securities immediately after such merger or consolidation; or

               (2) such a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

In this paragraph (d), "surviving entity" shall mean only an entity in which all of the Company's shareholders immediately before such merger or consolidation become shareholders by the terms of such merger or consolidation, and the phrase "directors of the Company who were directors immediately prior thereto" shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation, or who were new directors (other than any director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c)(2), (d)(1) or (d)(2) of this Section) whose election by the Board, or whose nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of such period.

                           ARTICLE VII
                    AGREEMENTS AND PROVISIONS

     7.1 Grant Evidenced by Agreement. The grant of any Option under the Plan may be evidenced by an Agreement which shall describe the specific Option granted and the terms and conditions of the Option. The granting of any Option may be subject to, and conditioned upon, the recipient's execution of any Agreement required by the Board. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

     7.2 Provisions of Agreement. Each Agreement shall contain such provisions that the Board shall determine to be necessary, desirable and appropriate for the Option granted. Each Agreement may include, but shall not be limited to, the following with respect to any Option: description of the type of Option; the Option's duration; its transferability; the exercise price; the exercise period; the person or persons who may exercise the Option; the effect upon such Option of the Participant's death or termination of service; the Option's conditions; when, if and how any Option may be forfeited, converted into another benefit, modified, exchanged for another benefit, or replaced.

                          ARTICLE VIII
                     PAYMENT AND WITHHOLDING

     8.1 Payment. Upon the exercise of an Option, the amount due the Company is to be paid:

          (a)  in cash;

          (b) by the tender to the Company of Shares owned by the Participant having a Fair Market Value equal to the amount due to the Company;

          (c) in other property, rights and credits, including the Participant's promissory note; or

            (d) by any combination of the payment methods specified in (a), (b) and (c) above.

Notwithstanding the foregoing, any method of payment  other  than
(a) may be used only with the consent of the Board, or if and to the extent so provided in the applicable Agreement.

     8.2 Withholding. The Company, at the time any distribution is made under the Plan, whether in cash or in Shares, may withhold from such distribution any amount necessary to satisfy federal, state and local tax withholding requirements with respect to such distribution. Such withholding may be in cash or in Shares.

                           ARTICLE IX
                             OPTIONS

     9.1  Grant and Option Price.

          (a) Annual Grant. On the first Trading Day of each calendar year, each Director shall be granted an Option to purchase the number of Shares determined by dividing $105,000 by the Fair Market Value of the Shares on such Trading Day. In the event a New Director is elected to the Board after the annual Option grant has been awarded for the year of such Director's election, such Director shall be granted an Option to purchase the number of shares determined by dividing $8,750 by the Fair Market Value of the Shares on the Director's election date (if a Trading Day, or if not, the first Trading Day following such date of election); multiplied by the number of full or partial calandar months which remain in such year. The purchase price for Shares under any Option shall equal the Fair Market Value of the Shares on the grant date of the Option. Each Option may not have a term that exceeds 10 years from the date of grant and may only be granted to a Director.

          (b) Annual Election. Each calendar year, in accordance with procedures established by the Board, each Director may elect to have additional Options granted to him in lieu of any or all of the following: (i) the Director's annual cash retainer as established by the Board from time to time; (ii) the Director's Board committee chair fee;
     (iii) the Director's annual common stock unit award under The Quaker Oats Company Stock Compensation Plan for Outside Directors; or (iv) any other Director compensation established by the Board. Based on the Director's election, such awards shall be converted into an Option to purchase the number of Shares determined by dividing three times the dollar value of the converted award by the Fair Market Value of the Shares on the grant date of the Option. All terms of such elected Options shall be the same as Options granted and described in (a) above on the same grant date.

     9.2 Early Termination of Option. If a Participant terminates service as a Director for any reason, including death, all rights to exercise an Option terminate within a period not exceeding five years following his death or termination, but not later than the date the Option expires pursuant to its terms. The terms of Options outstanding may also be amended at any time by the Board to extend the Option's duration period following a Participant's death or termination, subject to the limitations stated in the preceding sentence. In the meantime, the Option may be exercised subject to the limitations in the applicable Agreement.

     9.3   Transferability.  Except as otherwise provided in this
Section 9.3, an Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant's life, may be exercised only by the Participant. However, the Participant may transfer an Option for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant or the Participant's Immediate Family or to a partnership or limited liability company for the Participant or one or more members of the Participant's Immediate Family), subject to such limits as the Board may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer.

     9.4 Other Requirements. It is intended that only NSOs may be granted under the Plan. The terms of each Option shall provide that such Option will not be treated as an ISO.

     9.5 Determination by Board. Except as otherwise provided in Section 9.1 through Section 9.4, all Option terms shall be determined by the Board.

                            ARTICLE X
                    MISCELLANEOUS PROVISIONS

     10.1 Underscored References. The underscored references contained in the Plan are included only for convenience, and shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.

     10.2 Number and Gender. The masculine and neuter, wherever used in the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

     10.3  Governing  Law.   This Plan  shall  be  construed  and
administered in accordance with the laws of the State of Illinois.

     10.4 Purchase for Investment. The Board may require each Participant purchasing Shares pursuant to an Option to represent to and agree with the Company in writing that such Participant is acquiring the Shares for investment and without a view to distribution or resale. The certificates for such Shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under all applicable laws, rules and regulations, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    10.5 No Service Contract. The adoption of the Plan or the granting of an Option shall not confer upon any Participant any right to continued service as a Director nor shall it interfere in any way with the right of the Company or Board to terminate the service of any Director at any time.

     10.6 No Effect on Other Benefits. Except as specified herein, the receipt of Options under the Plan shall have no effect on any compensation or benefits to which a Participant may be entitled from the Company, under another plan or otherwise, or preclude a Participant from receiving any such compensation or benefits.

     IN WITNESS WHEREOF, this Plan is executed by a duly authorized officer of the Company.

                                THE QUAKER OATS COMPANY


Dated:  March 17, 1999         By: /s/ John G. Jartz
                                   Its Senior Vice President